SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 22, 2004 (December 22, 2004)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Mission Resources Corporation announced today that it has acquired additional working interests in the Chocolate Bayou, Southwest Lake Boeuf, Backridge and West Lake Verret fields for approximately $11 million, before customary adjustments. The net reserves attributable to the interests being acquired are approximately 6.4 billion cubic feet of gas equivalent and the net daily production volumes equal approximately 2.3 million cubic feet of gas equivalent. The interests acquired approximately double Mission’s current ownership in the fields and Mission currently is the operator of these fields. The acquisition was funded by the company’s senior secured revolving credit facility.

The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: December 22, 2004	By:	/s/ Richard W. Piacenti
	Name:	Richard W. Piacenti
	Title:	Executive Vice President & Chief Financial Officer